EXHIBIT 10.32.2

THE SECURITIES REPRESENTED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF (1) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED, (2) ARE SUBJECT TO HOLD PERIODS UNDER APPLICABLE SECURITIES LAWS IN CERTAIN PROVINCES OF CANADA, AND MAY NOT BE TRADED IN SUCH PROVINCES UNTIL THE EXPIRY OF THE HOLD PERIOD EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, AND (3) ARE SUBJECT TO TRANSFER RESTRICTIONS AS DESCRIBED HEREIN.

EXULT, INC.

COMMON STOCK WARRANT

Date of Issuance: April 23, 2003

For the purchase price of US$1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Exult, Inc. (the “Company”), hereby grants to Bank of Montreal (“Holder”), the right to acquire one million (1,000,000) shares (the “Warrant Shares”) of the Company’s Common Stock, par value $.0001 per share (the “Common Stock”), less the number of shares used in exercise as described in Section 1.2(b), at an effective price per share (the “Exercise Price”) equal to the greater of (i) US$7.55 (the “Base Exercise Price”); and (ii) the difference obtained by subtracting the Maximum Spread from the Market Price (as defined below) on the Exercise Date (as defined below). The “Maximum Spread” initially means US$10.36. The amount and kind of securities obtainable pursuant to the rights granted hereunder, the Exercise Price, and the Maximum Spread are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant is subject to the following provisions:

1. Exercise of Warrant.

1.1 Exercise Period. The Holder may exercise this Warrant in its entirety (but not in part) in a single exercise transaction at any time from (but not before) the second anniversary of the Date of Issuance listed above (the “Date of Issuance”) until (but not after) 5:00 p.m. California time on the fifth anniversary of the Date of Issuance.

1.2 Exercise Procedure.

(a) This Warrant shall be deemed to have been exercised on the date not later than the fifth anniversary of the Date of Issuance when the Company has received this Warrant and a completed Exercise Notice in the form of Exhibit A executed by the Holder (the “Exercise Date”).

(b) In lieu of payment of the Exercise Price in cash, this Warrant shall be exercised only on a cashless, net issuance basis pursuant to which the Holder shall receive upon exercise a number of Warrant Shares equal to the value (as determined below) of this Warrant on the Exercise Date, computed using the following formula:

X=1,000,000 (A-B)
A

Where X	=	the number of Warrant Shares to be issued to the Holder but which in no event shall be less than zero.

A	=	the Market Price of one share of the Common Stock.

B	=	the Exercise Price (as adjusted to the date of such calculation).

For the purposes of this Warrant, the term “Market Price” shall mean the arithmetic mean of the closing price of the Common Stock on the principal market or exchange where the Common Stock is traded or listed on each of the five (5) consecutive trading days ending on the Exercise Date, or if the Exercise Date is not a trading day, then ending on the last trading day immediately preceding the Exercise Date. If the Common Stock is not so listed or traded, then the Market Price shall be determined by an independent evaluator selected by the Holder with the approval of the Company. The cost of such evaluation shall be paid by the Company as to 50% and by the Holder as to 50%.

(c) Certificates for Warrant Shares issued upon exercise of this Warrant shall be delivered by the Company to the Holder within five business days after the Exercise Date.

(d) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Holder at the Exercise Date, and the Holder shall be deemed for all purposes to have become the record holder of such shares of Common Stock at the Exercise Date.

(e) The Holder shall be responsible for any tax payable as a result of exercise of this Warrant or issuance of Warrant Shares, and shall reimburse the Company for any such tax paid by the Company.

(f) The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock such number of Warrant Shares as is issuable upon the full exercise of this Warrant. All Warrant Shares shall, when issued pursuant to this Warrant and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all liens and encumbrances other than liens or encumbrances set forth in this Warrant or created by the Holder.

(g) The Company shall cause the Warrant Shares to be listed on the primary securities exchange or quotation system where such shares are listed and traded, at the time of the exercise.

1.3. No Fractional Shares. If a fractional share of Warrant Shares would, but for the provisions of this Section 1.3, be issuable upon exercise of this Warrant, the Company shall round up the number of shares delivered to the Holder to the nearest whole share.

2. Adjustment of Exercise Price, Number and Character of Warrant Shares and Number of Warrants.

2.1 Stock Dividends, Subdivisions and Combinations. If after the date hereof the Company shall:

(a) pay a dividend or make a distribution in shares of Common Stock to holders of its capital stock of any class;

(b) subdivide the outstanding shares of its Common Stock into a larger number of shares;

(c) combine the outstanding shares of its Common Stock into a smaller number of shares; or

(d) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company;

then (A) the Base Exercise Price shall be adjusted to that price determined by multiplying the Base Exercise Price in effect immediately prior to such event by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such event and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such event; (B) and the number of Warrant Shares issuable upon the exercise of this Warrant (before taking into account shares to be surrendered in satisfaction of the exercise price) shall be adjusted to that number determined by multiplying the number of Warrant Shares issuable upon exercise immediately prior to such event by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such event and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such event; and (C) the Maximum Spread shall be adjusted to that amount determined by multiplying the Maximum Spread immediately prior to such event by the same fraction expressed in item (A). An adjustment made pursuant to this Section 2.1 shall become effective immediately after the record date, in the case of a dividend or distribution, and the effective date, in the case of a subdivision, combination or reclassification.

2.2 Minimum Adjustment. Except as hereinafter provided, no adjustment of the then effective Base Exercise Price or Maximum Spread hereunder shall be made if such adjustment results in a change of less than one cent (US$.01) per share. Any adjustment of less than one cent (US$.01) per share of the Base Exercise Price or Maximum Spread, as the case may be, shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with adjustment or adjustments so carried forward, amounts to one cent (US$.01) per share or more. However, upon exercise of this Warrant, the Company shall make all necessary adjustments (to the nearest cent) not theretofore made to the Base Exercise Price and Maximum Spread, as the case may be, up to and including the effective date upon which this Warrant is exercised.

2.3 Notice of Adjustments. Whenever the Base Exercise Price or Maximum Spread shall be adjusted pursuant to this Section 2.1, the Company shall promptly deliver a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder); by first class mail postage prepaid to the Holder.

2.4 Capital Reorganizations and Other Classifications. In case of any capital reorganization of the Company, or of any reclassification of the shares of Common Stock (other than a reclassification, subdivision or combination of shares of Common Stock referred to in Section 2.1), or in case of the consolidation of the Company with, or the merger of the Company with, or merger of the Company into, any other corporation (other than a reclassification of the shares of Common Stock referred to in Section 2.1 or a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or entity, this Warrant shall, after such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale, be exercisable, upon the terms and conditions specified in this Warrant, for the kind, amount and number of shares or other securities, assets, or cash to which a holder of the number of Warrant Shares issuable at the time of such capital reorganization, reclassification of shares of Common Stock, consolidation, merger or sale upon exercise of this Warrant (before taking into account shares to be surrendered in satisfaction of the exercise price) would have been entitled to receive upon such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale; and in any such case, if necessary, the provisions set forth in this Article 2 with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly equivalent as possible, to any shares or other securities, assets, or cash thereafter deliverable on the exercise of this Warrant. The Company shall not effect any such consolidation, merger, or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets or other appropriate corporation or entity shall assume, by operation of law or written instrument, the obligation to deliver to the Holder upon exercise of this Warrant such shares, securities, assets, or cash as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed so be a reclassification of the shares of Common Stock for purposes of this Section 2.4.

2.5 Adjustments to Other Securities. In the event that at any time, as a result of an adjustment made pursuant to this Article 2, the Holder shall become entitled to acquire any shares or securities of the Company other than the shares of Common Stock, thereafter the number of such other shares or securities so issuable upon exercise of this Warrant and the exercise price for such shares or securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as possible to the provisions with respect to the shares of Common Stock contained in Sections 2.1 through 2.4, inclusive.

2.6 Notice of Record Date, Limits, etc. In the event the Company shall propose to take any action of the types requiring an adjustment of the Base Exercise Price, Maximum Spread or the number or character of the Warrant Shares or Warrants pursuant to Article 2 or a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets, and business as an entirety) shall be proposed, the Company shall give notice to the Holder as provided in Section 9, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Base Exercise Price, Maximum Spread and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon the exercise of this Warrant. In the case of any action which will require the fixing of a record date, unless otherwise provided in this Warrant, such notice shall be given as least twenty days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten days prior to the taking of such proposed action. These adjustments shall not apply retroactively to exercise before the events described above or Warrant Shares issued upon such exercise.

3. No Voting Rights. Prior to exercise of this Warrant, this Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

4. Transfer of Warrant and Warrant Shares. In addition to the restrictions on transfer described in Section 5:

(a) This Warrant may not be offered, sold or transferred by the Holder except to an Affiliate of the Holder. For this purpose, an “Affiliate” of the Holder is an entity controlling, controlled by, or under common control with the Holder, and control means the power to control more than half of the voting power. Transfer of this Warrant is contingent upon the transferee delivering to the Company in writing an agreement to be bound by the terms and conditions of this Warrant. If this Warrant is owned by an entity that is to cease being an Affiliate of the Holder, then this Warrant must be transferred so that it remains at all times owned by an Affiliate of the Holder. This Warrant may not be exercised by any party that is not an Affiliate the Holder at the time of exercise.

(b) The Warrant Shares shall be sold only in accordance with Rule 144(k) under the Securities Act (or its successor) or another transaction exempt from registration under the Securities Act and not involving any public notice or filing. The Holder shall use its best efforts to notify the Company in writing at least three business days before any transfer of Warrant Shares, and any notice will specify the proposed transfer date. Upon request by the

Company, the Holder shall delay any transfer of Warrant Shares by up to three business days if, in the reasonable judgment of the Company, transfer of the Warrant Shares at the time proposed would compromise material interests of the Company. For this purpose, a business day is a day that banking institutions in both Toronto and New York are open for business.

(c) No more than 200,000 Warrant Shares may be sold in transactions involving the public markets in any period of 10 consecutive days. Once a Warrant Share is initially sold through the public markets, that share will no longer be subject to this restriction and subsequent sales of that share will not count against this limit. Privately transferred Warrant Shares will remain subject to this restriction and for purposes of this limit the Holder shall aggregate all sales of Warrant Shares in transactions involving the public markets, including sales by parties who received Warrant Shares from the Holder, or a transferee of the Holder, in private transactions. Further, the Holder shall restrict sales of all Warrant Shares by private transferees of Warrant Shares so as to maintain compliance with this limit. However, privately transferred Warrant Shares shall not be subject to this restriction, after these Warrant Shares have been held for 45 days after the date of the transfer from the Holder before resale into the public markets.

5. Restrictive Legend. This Warrant and the Warrant Shares have not been registered under the Securities Act or qualified for distribution under the Securities Act (Ontario). Each certificate evidencing the Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with (a) a legend substantially in the form of the legend at the top of the first page of this Warrant, unless such Warrant Shares previously have been registered under the Securities Act, and (b) a legend setting forth the restrictions in Sections 4(b) and 4(c).

6. Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

(a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

(b) The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from all liens and encumbrances other than any liens or encumbrances set forth in this Warrant or created by the Holder; and

(c) The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Certificate of Incorporation or Bylaws, as amended.

7. Representations and Warranties of the Holder. The Holder represents and warrants to the Company as follows:

(a) This Warrant is being acquired by Holder for its own account as principal, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act;

(b) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and that the Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Holder further understands that the Warrant Shares have not been qualified under the California Securities Law of 1968 (the “California Law”) by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent expressed above;

(c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interest in connection therewith;

(d) The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant; and

(e) The Holder is an accredited investor within the meaning of Regulation D promulgated under the Securities Act and Rule 45-501 of the Ontario Securities Commission promulgated under the Securities Act (Ontario).

8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation upon surrender of this Warrant, the Company shall execute and deliver in lieu of this Warrant a new Warrant of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

9. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to the Holder, at the Holder’s address as it appears on the signature page hereof or at such other address as the Holder may designate by written notice to the Company in accordance with this Section 9.

10. Amendment and Waiver. The provisions of this Warrant contain the entire understanding between the parties hereto with respect to the subject matter hereof and may be amended and waived only if such amendment or waiver is set forth in writing executed by the Company and the Holder.

11. Descriptive Headings; Governing Law. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by the laws of the State of Delaware.

12. Benefits of Agreement; Successors. This Warrant shall be binding and inure to the benefit of the parties and their respective successors and assigns hereunder; provided that this Warrant may be assigned by the Holder only in compliance with the conditions specified in and in accordance with all of the terms of this Warrant. This Warrant does not create and shall not be construed as creating any rights enforceable by any other person, corporation or other entity.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated the Date of Issuance hereof.

EXULT, INC.

By:
Name:
Title:

Bank of Montreal

By:
Name:
Title:

Notices Address:

First Canadian Place
Toronto, Ontario
M5X 1A1

Telephone No.: (416) 867-6782
Facsimile No.: (416) 867-6793
Attn: Velma Jones
Vice-President, Corporate Secretary

EXHIBIT A

EXERCISE NOTICE

To: EXULT, INC.	Dated:

The undersigned hereby exercises the attached Warrant issued to [insert Holder name] dated April     , 2003, pursuant to its terms.

Signature
Address
Name in which shares should be registered: